INDEPENDENT AUDITOR' CONSENT

We consent to the reference to us in this Registration Statement of Oppenheimer Main Street Opportunity Fund on Form N-1A under the heading "Independent Auditors" in the Statement of Additional Information, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------------
Denver, Colorado
June 21, 2000



n1a\main st opp\Consent